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                            PUT AND CALL AGREEMENT

         This Put and Call Agreement (the "Agreement"), dated as of June ___, 2003, is entered into by and between John Foster ("Foster"), Kjell Larsson ("Larsson") Krystol Cameron ("Cameron") and Frank G. Saran ("Saran"), jointly and severally, and La Jolla Cove Investors, Inc. a California corporation ("LJCI"), with reference to the following:

         WHEREAS,   concurrently  herewith,  LJCI  is  purchasing  from  Odyssey
Pictures Corporation (the "Company") an 8% Convertible Debenture in the principal amount of $150,000 (the "Debenture"), which Debenture is convertible into stock of the Company (the "Stock"); and

         WHEREAS, Foster, Larsson, Cameron and Saran desire to have the opportunity to purchase the Stock that LJCI obtains through conversion of the Debenture at an agreed upon future price, and LJCI, in return desires the opportunity to resell the Stock at an agreed upon future price. Accordingly, the parties hereto desire to provide for certain put and call provisions relating to the Stock.

         NOW, THEREFORE, in consideration of the mutual promises and convenants contained herein, and in consideration of LJCI purchasing the Debenture, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


         1. PUT RIGHT. During the period and from time to time between January ___, 2004 and April ___, 2004 (the "Put Period"), and at anytime after the
Company has defaulted under the Debenture and the Debenture has been accelerated, LJCI shall have the right to sell in its sole and absolute discretion, and Foster, Larsson, Cameron and Saran, jointly and severally, shall thereafter have the obligation to purchase, all or a portion of the Stock obtained through conversion of up to $150,000 of the Debenture for a cash purchase price of 187.5% of the Conversion Price (as defined in the Debenture) per share paid by LJCI. To the extent that LJCI has converted the Debenture, it shall have the right to substitute shares obtained through exercise of the Warrant dated June ___, 2003 issued by the Company to LJCI. The election of LJCI to sell the Stock shall be pursuant to written notice to Foster, Larsson, Cameron and Saran, which notice shall be sent at least three business days prior to the effective date of the transfer and shall specify the number of shares of Stock which LJCI elects to sell hereunder at such time. On the effective date of the transfer, Foster, Larsson, Cameron and Saran shall pay to LJCI (or its designee), the purchase price therefor in good funds, and within three business days thereafter LJCI shall deliver to Foster, Larsson, Cameron and Saran certificates evidencing the shares of Stock elected to be sold together with a stock power. Any transfer hereunder shall be without warranty or representation except as to good title. The obligations of Foster, Larsson, Cameron and Saran hereunder shall not be subject to any defense, setoff, recoupment, impairment or termination for any reason including, without limitation, whether the Stock is publicly traded, whether the Stock is restricted, whether the Stock has been issued by the Company, whether any bankruptcy proceedings have been instituted by or against the Company or any order has been entered adjudging the Company a bankrupt or insolvent, or whether the Company or its transfer agent consents to or authorizes the transfer. The obligations of Foster, Larsson, Cameron and

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Saran  pursuant to this Section shall be joint and several and the allocation of the shares of Stock being purchased shall be as determined among Foster, Larsson, Cameron and Saran.

         2. CALL RIGHT. During the period and from time to time between the date hereof and January ___, 2004 (the "Call Period"), Foster, Larsson, Cameron and Saran, jointly and severally, shall have the option to purchase, and LJCI shall thereafter have the obligation to sell, all or a portion of the Stock obtained through conversion of up to $150,000 of the Debenture for a cash purchase price of 200% of the Conversion Price (as defined in the Debenture) per share paid by LJCI. The election of Foster, Larsson, Cameron and Saran to purchase the Stock shall be pursuant to written notice to LJCI, which notice shall be sent at least three business days prior to the effective date of the transfer and shall specify the number of shares of Stock which Foster, Larsson, Cameron and Saran elect to purchase hereunder at such time. On the effective date of the transfer, Foster, Larsson, Cameron and Saran shall pay to LJCI (or its designee) the purchase price therefor in good funds, and within three business days thereafter LJCI shall deliver to Foster, Larsson, Cameron and Saran certificates evidencing the shares of Stock elected to be sold together with a stock power. Any transfer hereunder shall be without warranty or representation except as to good title. The exercise of LJCI's Put and/or the conversion of the Debenture by LJCI, in whole or in part, shall cancel a corresponding amount of Foster, Larsson, Cameron and Saran's Call.

         3. ADJUSTMENT TO SHARES. The number of shares and the per share purchase price shall be appropriately adjusted in the case of any reclassification or change of outstanding securities, the subdivision or combination of the Stock, the payment of a dividend with respect to the Stock payable in shares or a distribution of shares with respect to the Stock. If the Company at any time while the Put and Call remain outstanding and unexpired shall subdivide or combine its shares, the per share purchase price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination. Upon each adjustment in the per share purchase price, the number of shares shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment by a fraction (a) the numerator of which shall be the per share purchase price prior to the adjustment and (b) the denominator of which shall be the per share purchase price immediately thereafter.

         4. INTEREST. At such time that money is due to any party, and if such amount is not paid within five (5) business days, then that amount shall accrue interest at the rate of nine percent (9%) per year.

         5. GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of California, United States of America.

         6. CONSENT TO JURISDICTION. Foster, Larsson, Cameron and Saran (i) hereby irrevocably submit to the jurisdiction of the United States District Court sitting in the District of San Diego and the courts of the State of California located in San Diego county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder and (ii) hereby waive, and agree not to assert in any

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such suit, action or proceeding,  any claim that they are not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Foster, Larsson, Cameron and Saran consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this section shall affect or limit any right to serve process in any other manner permitted by law.

         7. ATTORNEYS' FEES. In the event of any legal action between the parties with respect to this Agreement or the subject matter hereof, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to court costs and litigation expenses incurred in said legal action, regardless of whether such legal action is prosecuted to judgment.

         8. NOTICES. Any notice, demand or other communication required or permitted under this Agreement shall be deemed given and delivered when in writing and (a) personally served upon the receiving party, or (b) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or (c) upon the third (3rd) calendar day after mailing to the receiving party by either (i) United States registered or certified mail, postage prepaid, or (ii) FedEx or other comparable overnight delivery service, delivery charges prepaid, and addressed as follows:



To Foster:                          John Foster
                                    16910 Dallas Parkway, Suite #104
                                    Dallas, TX 75248
                                    Facsimile:       972-818-7829


To Larsson:                         Kjell Larsson
                                    1 Hargrove Grade, Suite 1C
                                    Palm Coast, FL 32137
                                    Facsimile:


To Cameron:                         Krystol Cameron
                                    133 South Terrace Ave.
                                    Mount Vernon, NY 10550
                                    Facsimile:


To Saran:                           Frank G. Saran
                                    2301 Basil Dr.
                                    Arlington, TX 76006
                                    Facsimile:



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To LJCI:                            La Jolla Cove Investors, Inc.
                                    7817 Herschel Avenue, Suite 200
                                    La Jolla, CA  92037
                                    Facsimile:       858-551-0987


         9. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or invalid, then this Agreement shall continue in full force and effect without said provision. If this Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

         10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one document. Facsimile execution shall be deemed originals.

         11. ENTIRE AGREEMENT. This Agreement constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior oral or written agreements, representations or warranties between the parties other than those set forth herein or herein provided for.

         12. SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns, heirs, executors, and administrators of the parties hereto.

         13. AMENDMENT AND WAIVER. No modification or waiver of any provision of this Agreement shall be binding upon the party against whom it is sought to be enforced, unless specifically set forth in writing signed by an authorized representative of that party. A waiver by any party of any of the terms or conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof. The failure by any party hereto at any time to enforce any of the provisions of this Agreement, or to require at any time performance of any of the provisions hereof, shall in no way to be construed to be a waiver of such provisions or to affect either the validity of this Agreement or the right of any party to thereafter enforce each and every provision of this Agreement.

         14. STATUS OF SHARES. Foster, Larsson, Cameron and Saran acknowledge that the Stock being purchased by LJCI constitutes restricted securities and the resale thereof by Foster, Larsson, Cameron and Saran may be limited and subject to applicable securities laws. In the event that Foster, Larsson, Cameron and Saran acquire the Stock pursuant to the exercise of the Put Right or Call Right, they shall acquire the Stock for investment purposes and not with a view to distribution.


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         IN WITNESS WHEREOF, LJCI, Foster, Larsson,  Cameron and Saran have duly executed this Agreement as of the date first above written.


                                           La Jolla Cove Investors, Inc.
---------------------------------
John Foster
                                           By:
                                             ---------------------------------
---------------------------------
Kjell Larsson                              Title:
                                                 ------------------------------



----------------------------------
Krystol Cameron



-----------------------------------
Frank G. Saran


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